EXHIBIT 10.24

                        TERMINATION BENEFITS AGREEMENT

           THIS AGREEMENT, dated as of the ____ day of August, 2005, is by and between Jack Henry & Associates, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and ____________________________ (hereinafter the "Executive").

           A. The Board of Directors of the Company (the "Board") considers it essential to the best interests of the Company and its shareholders that its key management personnel be encouraged to remain with the Company and its subsidiaries and to continue to devote full attention to the Company's business in the event that any third person expresses its intention to complete a possible business combination with the Company, or in taking any other action which could result in a change in control of the Company. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company's management to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control of the Company.

           B. The Executive currently serves as a key executive of the Company and his or her services and knowledge are valuable to the Company in connection with the management of one or more of the Company's principal operating facilities, divisions, subsidiaries or functions. The Board believes the Executive has made and is expected to continue to make valuable contributions to the productivity and profitability of the Company and its subsidiaries.

           C. Should the Company receive any proposal from a third person concerning a possible business combination or any other action which could result in a change in control of the Company, the Board believes it imperative that the Company and the Board be able to rely upon the Executive to continue in his or her position, and that the Company and the Board be able to receive and rely upon his or her advice, if so requested, as to the best interests of the Company and its shareholders without concern that he or she might be distracted by the personal uncertainties and risks created by such a proposal, and to encourage Executive's full attention and dedication to the Company.

           D. Should the Company receive any such proposal, in addition to the Executive's regular duties, the Executive may be called upon to assist in the assessment of such proposal, advise management and the Board as to whether such proposal would be in the best interests of the Company and its shareholders, to negotiate and structure the transaction, and to take such other actions as the Board might determine to be necessary or appropriate.

           NOW, THEREFORE, to assure the Company and its subsidiaries that it will have the continued, undivided attention, dedication and services of the Executive and the availability of the Executive's advice and counsel notwithstanding the possibility, threat or occurrence of a change in control of the Company, and to induce the Executive to remain in the employ of the Company and its subsidiaries, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive agree as follows:

      1. Change in Control. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon (a) the acquisition at any time by a "person" or "group" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (excluding, for this purpose, the Company or any subsidiary or any employee benefit plan of the Company or any subsidiary) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 35% or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company;
 (b) the termination of service as directors, for any reason other than death, disability or retirement from the Board, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period; (c) approval by the shareholders of the Company of liquidation of the Company or any sale or disposition, or series of related sales or dispositions, of 50% or more of the assets or earning power of the Company; or (d) approval by the shareholders of the Company and consummation of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange.

      2. Termination Following Change in Control. If any of the events described in Section 1 hereof constituting a Change in Control of the Company shall have occurred, the Executive shall be paid an amount equal to two (2) times his Annual Base Salary (as defined below) upon any termination by the Company or its successor of the Executive's employment with the Company or its successor within the initial twelve months, or shall be paid an amount equal to one (1) time his Annual Base Salary upon any termination by the Company or its successor of the Executive's employment with the Company or its successor within the second twelve months following a Change in Control, which amounts shall be paid upon any termination except the following:

                (i)  Termination by reason of the Executive's death;

                (ii) Termination by reason of the Executive's disability; for the purposes of this Agreement, "disability" shall be defined as the Executive's inability by reason of illness or other physical or mental disability to perform the principal duties required by the position held by the Executive at the inception of such illness or disability for any consecutive 90-day period. A determination of "disability" shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the Executive's incapacity to designate a doctor, the Executive's legal representative. If the Company and the Executive cannot agree on the designation of a doctor, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor; the third doctor shall make the determination as to "disability";

                (iii) Termination by reason of retirement in accordance with and under the Company's retirement plan; or

                (iv) Termination by the Company for "Cause". For purposes of this Agreement, "Cause" shall mean (A) failure of the Executive to adequately perform his duties assigned by the Board; (B) any act or acts of gross dishonesty or gross misconduct on the Executive's part which result or are intended to result directly or indirectly in gain or personal enrichment at the expense of the Company or its subsidiaries to which the Executive is not legally entitled; or (C) any material violation by the Executive of his or her obligations under this Agreement (other than any violation resulting from the Executive's incapacity due to physical or mental illness), which violation is demonstrably willful and deliberate on the Executive's part and which results in material damage to the business or reputation of the Company or its subsidiaries.

      For purposes of this Agreement, the "Annual Base Salary" shall be the higher of the Executive's annual base salary then in effect at the time of termination or in effect at the time of the Change in Control.

      Payment of this benefit shall be made in a single lump cash sum within 30 days following such termination.

      3. Excise Tax Payments. Notwithstanding anything contained in this Agreement to the contrary, in the event that any payment (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended or replaced (the "Code")), or distribution to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his or her employment with the Company (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, interest and penalties collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all such taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Gross-Up Payment shall be made at the same time as the payment under Section 2.

      4. Mitigation. The Executive is not required to seek other employment or otherwise mitigate the amount of any payments to be made by the Company pursuant to this Agreement, and employment by the Executive will not reduce or otherwise affect any amounts or benefits due the Executive pursuant to this Agreement.

      5.   Successors.

           (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

           (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, beneficiaries, devises and legatees. If the Executive should die while any amounts are payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, beneficiary or other designee or, if there be no such designee, to the Executive's estate.

      6. Term. This Agreement shall have a term of two years from the date hereof, and shall automatically renew for successive two year terms thereafter unless terminated by written notice from the Board of Directors to the Executive given at least 30 days prior to the end of a term; provided, however, that this Agreement may not be terminated following any Change in Control.

      7. Notices. For the purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if delivered by hand, (ii) on the date of transmission, if delivered by confirmed facsimile,
 (iii) on the first business day following the date of deposit if delivered by guaranteed overnight delivery service, or (iv) on the third business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

           If to the Executive: ______________________________
                                ______________________________
                                ______________________________
                                ______________________________

          If to the Company:    Jack Henry & Associates, Inc.
                                663 Highway 60
                                Monett, MO  65708
                                Attention: President

 or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      8.   Governing Law.    The validity,  interpretation, construction  and
 performance of this Agreement shall be governed by the laws of the State of Missouri, without regard to principles of conflicts of laws.

      9. Miscellaneous. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Section headings contained herein are for convenience of reference only and shall not affect the interpretation of this Agreement.

      10.  Counterparts.    This Agreement  may be  executed in  one or  more
 counterparts, each of which shall be deemed to be an original but all of which will constitute one and the same instrument.

      11. Non-Assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, or transfer this Agreement or any rights or obligations hereunder, except as provided in Section 11. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his or her will or trust or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this paragraph the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

      12.  No Setoff.      The Company  shall  have  no right  of  setoff  or
 counterclaim in respect of any claim, debt or obligation against any payment provided for in this Agreement.

      13. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries or successors and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries or successors. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

      14. No Guaranteed Employment. The Executive and the Company acknowledge that this Agreement shall not confer upon the Executive any right to continued employment and shall not interfere with the right of the Company to terminate the employment of the Executive at any time.

      15. Invalidity of Provisions. In the event that any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provision in any other jurisdiction.

      16. Non-Waiver of Rights. The failure by the Company or the Executive to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the Company or the Executive thereafter to enforce each and every provision in accordance with the terms of this Agreement.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.


                               JACK HENRY & ASSOCIATES, INC.

                               By:    _______________________________
                               Title: _______________________________


                               EXECUTIVE:

                               ______________________________________